Exhibit 4.6

Norsk Tillitsmann ASA

Execution Version

BOND AGREEMENT

between

Golar LNG Limited
(Issuer)

and

Norsk Tillitsmann ASA
(Bond Trustee)

on behalf of

the Bondholders

in the bond issue

3.75 per cent Golar LNG Limited Secured Convertible Bond Issue 2012/2017

TABLE OF CONTENTS

1    Interpretation                                            3
2    The Bonds                                            9
3    Listing                                             10
4    Registration in a Securities Register                             10
5    Purchase and transfer of Bonds                             10
6    Conditions Precedent                                     11
7    Representations and Warranties                             12
8    Status of the Bonds and security                             15
9    Interest                                             15
10    Maturity of the Bonds and Redemption                         16
11    Payments                                         20
12    Issuer's acquisition of Bonds                                 22
13    Conversion terms                                     22
14    Adjustment of the Conversion Price                             24
15    Merger and de-merger                                     35
16    Covenants                                         35
17    Fees and expenses                                     38
18    Events of Default                                     39
19    Bondholders' meeting                                     41
20    The Bond Trustee                                     44
21    Miscellaneous                                         46

This agreement has been entered into on 5 March 2012 between

(1)	Golar LNG Limited (a company incorporated in Bermuda with registered office at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda) as issuer (the “Issuer”), and

(2)	Norsk Tillitsmann ASA (a company incorporated in Norway with Company No. 963 342 624) as bond trustee (the “Bond Trustee”).

1	Interpretation

1.1     Definitions
In this Bond Agreement the following terms shall have the following meanings:

“Account Manager” means a Bondholder's account manager in the Securities Register.

“Additional Redemption Settlement Shares” means as described in Clause 10.5.

“Additional Shares” means as described in Clause 14.12.

“Affiliate” means in relation to any entity, a Subsidiary or a Holding Company of that entity or any other Subsidiary of that Holding Company.

“Attachment” means any attachments to this Bond Agreement.

“Bond Agreement” means this bond agreement, including any Attachments to which it refers, and any subsequent amendments and additions agreed between the Parties.

“Bond Issue” means the bond issue constituted by the Bonds.

“Bondholder” means a holder of Bond(s), as registered in the Securities Register, from time to time.

“Bondholders' Meeting” means a meeting of Bondholders, as set forth in Clause 19.

“Bonds” means the securities issued by the Issuer pursuant to this Bond Agreement, representing the Bondholders' underlying claim on the Issuer.

“Business Day” means any day on which Norwegian and New York commercial banks are open for general business, and when Norwegian banks can settle foreign currency transactions, being any day on which the Norwegian Central Bank's Settlement System is open.

“Business Day Convention” means that no adjustment will be made, notwithstanding the period end date occurs on a day that is not a Business Day, and if such date is not a Business Day, payments of principal and/or interest will be made on the first following day that is a Business Day (No Adjustments of Business Day).

“Call Option” shall have the meaning set forth in Clause 10.2.

“Cash Amount” means as described in Clause 10.4

“Cash Dividend” means as described in Clause 14.3.

“Cash Settlement Amount” means as described in Clause 13.8.2.

“Cash Settlement Option” means as described in Clause 13.8.

“Change of Control Conversion Date” means the date falling ten (10) Business Days after a Bondholder has given a notice of conversion following the occurrence of a Change of Control Event.

“Change of Control Conversion Period” means the period commencing on the date on which a Change of Control

Event occurs and ending sixty (60) calendar days following such date or, if later, sixty (60) calendar days following the notification of a Change of Control Event (cf. Clause 16.2.1 (i)).

“Change of Control Conversion Price” shall have the meaning given in Clause 10.3.

“Change of Control Event” means a situation where (i) a person or group of persons acting in concert (other than World Shipholding Ltd and/or any of its Affiliates), directly or indirectly have acquired or have the right to cast, at a general meeting of shareholders of the Issuer, more than 50 per cent of the voting rights of the Issuer, or (ii) World Shipholding Ltd and/or any of its Affiliates and/or any person acting in concert with World Shipholding Ltd and/or any of its Affiliates, directly or indirectly, have acquired or have the right to cast, at a general meeting of shareholders of the Issuer, more than 60 per cent. of the voting rights of the Issuer.

“Conversion Date” means the date falling fifteen (15) Business Days after the Paying Agent has received an exercise notice pursuant to Clause 13.4.

“Conversion Price” means USD 55 per Share, subject to adjustments as provided in clauses 14 and 15.

“Conversion Right” means the right of each Bondholder to convert each Bond into Shares at the Conversion Price in effect on the relevant Conversion Date. Based on the initial Conversion Price, each Bond will convert into 1,818 Shares, subject to clauses 13, 14 and 15.

“Costs” means all costs, expenses, disbursements, payments, charges, losses, demands, claims, liabilities, penalties, fines, damages, judgments, orders, sanctions, fees (including travel expenses, VAT, court fees and legal fees) and any other outgoings of whatever nature.

“Current Market Price” means as described in Clause 14.15.

“Dealing Day” means as described in Clause 14.15.

“Decisive Influence” means the ability to control the affairs or policies of an entity, whether by contract, by the possession of (majority) voting control in such entity's general meeting or by the ability to appoint the majority of the board of directors or other relevant governing body of such entity.

“Dividend” means as described in Clause 14.15.

“Encumbrance” means any encumbrance, mortgage, pledge, lien, charge (whether fixed or floating), assignment by way of security, or any agreement or arrangement having the effect of conferring security.

“Event of Default” means the occurrence of an event or circumstance specified in Clause 18.1.

“Exchange” means securities exchange or other reputable marketplace for securities, on which the Bonds are listed, or where the Issuer has applied for listing of the Bonds.

“Exercise Period” means the period commencing on the 41st Business Day following the Issue Date and ending on the tenth (10) Business Day prior to the Maturity Date or, if earlier, the tenth (10) Business Day prior to the date for redemption of the Bonds pursuant to Clause 10.2 (both days inclusive).

“Fair Market Value” means as described in Clause 14.15.

“Finance Documents” means (i) this Bond Agreement, (ii) the agreement between the Bond Trustee and the Issuer referred to in Clause 17.2, (iii) the Security Documents (including any notices, acknowledgements and other ancillary documentation relating thereto), and (iv) any other document (whether creating a security interest or not) which is executed at any time by the Issuer or any other party in relation to any amount payable under this Bond Agreement.

“Financial Indebtedness” means any indebtedness incurred in respect of:

(a)	moneys borrowed, including acceptance credit;

(b)	any bond, note, debenture, loan stock or other similar instrument;

(c)	the amount of any liability in respect of any lease, hire purchase contract which would, in accordance with GAAP,

be treated as a finance or capital lease;

(d)	receivables sold or discounted (other than any receivables sold on a non-recourse basis);

(e)	any sale and lease-back transaction, or similar transaction which is treated as indebtedness under GAAP;

(f)
the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price, including without limitation currency or interest rate swaps, caps or collar transactions (and, when calculating the value of the transaction, only the mark-to-market value shall be taken into account);

(h)
any amounts raised under any other transactions having the commercial effect of a borrowing or raising of money, whether recorded in the balance sheet or not (including any forward sale of purchase agreement);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institutions; and

(j)	(without double counting) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any of the items referred to in (a) through (i) above.

“Financial Statements” means the audited consolidated annual accounts and financial statements of the Issuer for any financial year, drawn up according to GAAP, such accounts to include a profit and loss account, balance sheet, cash flow statement and report from the Board of Directors.

“GAAP” means the relevant accounting policies that apply to the Issuer, currently the generally accepted accounting principles in the United States of America.

“Group” means the Issuer and the Subsidiaries, and a “Group Company” means the Issuer or any of the Subsidiaries.

“Holding Company” means in relation to an entity, any other entity in respect of which it is a Subsidiary.

“Independent Financial Adviser” means as described in Clause 14.15.

“Interest Payment Date” means 7 March, 7 June, 7 September and 7 December each year, commencing 7 June 2012, and the Maturity Date. Any adjustment will be made according to the Business Day Convention.

“ISIN” means International Securities Identification Numbering system - the identification number of the Bonds.

“Issue Date” means 7 March 2012.

“Issuer's Bonds” means Bonds owned by the Issuer or any Subsidiary of the Issuer, any party or parties who has decisive influence over the Issuer, or any party or parties over whom the Issuer or any Subsidiary of the Issuer has decisive influence.

“Managers” means the managers for the Bond Issue.

“Material Adverse Effect” means a material adverse effect on: (a) the business, financial condition or operations of the Issuer and/or the Group taken as a whole, (b) the Issuer's ability to perform and comply with its obligations under this Bond Agreement; or (c) the validity or enforceability of this Bond Agreement and any Security Documents.

“Material Subsidiary” means any Subsidiary other than Golar LNG Partners LP:

(i)	whose total unconsolidated assets represent at least 10 % of the total consolidated assets of the Group, or

(ii)	whose total unconsolidated net sales represent at least 10 % of the total consolidated net sales of the Group, or

(iii)
to which is transferred either (A) all or substantially all of the assets of another Subsidiary which immediately prior to the transfer was a Material Subsidiary or (B) sufficient assets of the Issuer that such Subsidiary would have been a Material Subsidiary had the transfer occurred on or before the relevant date.

“Maturity Date” means 7 March 2017. Any further adjustment may be made according to the Business Day Convention.

“Nasdaq” means the NASDAQ Global Select Market.

“Non-Cash Dividend” means as described in Clause 14.3.

“Oslo Stock Exchange” means Oslo Børs.

“Outstanding Bonds” means the aggregate value of the total number of Bonds not converted, redeemed, cancelled or otherwise discharged.

“Party” means a party to this Bond Agreement (including its successors and permitted transferees).

“Paying Agent” means any legal entity as appointed by the Issuer who acts as paying agent on behalf of the Issuer with respect to the Bonds.

“Payment Date” means a date for payment of principal or interest.

“Quarter Date” means each 31 March, 30 June, 30 September and 31 December.

“Quarterly Financial Reports” means the unaudited consolidated management accounts of the Issuer as of each Quarter Date, such accounts to include a profit and loss account, balance sheet, cash flow statement and management commentary.

“Redemption Settlement Shares” means as described in Clause 10.4.

“Reference Date” means as described in Clause 14.12.

“Reference Price” means USD 44 per Share (being the Volume Weighted Average Price of a Share on Nasdaq on 28 February 2012), always provided that, in connection with any determination of the Change of Control Conversion Price, the Reference Price shall be adjusted in accordance with the provisions relating to the adjustment of the Conversion Price.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

“Relevant Stock Exchange” means as described in Clause 14.15.

“Retroactive Adjustment” means as described in Clause 14.12.

“Securities” means as described in Clause 14.15.

“Security Agent” means the Bond Trustee, unless any other legal entity is appointed as collateral agent pursuant to Clause 20.4.

“Security Documents” means.

(i)
a pledge and security agreement creating a Security Interest in favour of the Bond Trustee over inter alia 13,000,000 of the Issuer's subordinated units (the "Units") representing limited partnership interests in Golar LNG Partners LP, a Marshall Islands limited partnership; and

(ii)	any other document establishing, recording, confirming, perfecting or preserving any Security Interest relating to any Finance Document.

“Security Interests” means any Encumbrances or other security (hereunder any guarantee) created (or to be created) by the Security Documents.

“Securities Register Act” means the Norwegian Act relating to Registration of Financial Instruments of 5 July 2002 No. 64.

“Securities Register” means the securities register in which the Bond Issue is registered.

“Share Settlement Option” means as described in Clause 10.4.

“Share Settlement Option Notice” means as described in Clause 10.4.

“Share Settlement Reference Date” means as described in Clause 10.5.

“Share Settlement Retroactive Adjustment” means as described in Clause 10.5.

“Shareholders” means holders of Shares.

“Shares” means fully paid ordinary shares of the Issuer, with par value USD 1, currently listed on the Oslo Stock Exchange and Nasdaq including such ordinary shares of the Issuer which, pursuant to the terms and conditions of this Bond Agreement, shall be issued following any Bondholder's exercise of its Conversion Right.

“Specified Date” means as described in Clause 14.7 or, as the case may be, Clause 14.8.

“Specified Share Day” means as described in Clause 14.15.

“Spin-Off” means as described in Clause 14.15.

“Spin-Off Securities” means as described in Clause 14.15.

“Subsidiary” means an entity which is a subsidiary as defined in the Companies Act 1981 (as amended) of Bermuda.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“USD” and “US dollars” means US Dollars, being the legal currency of the United States of America.

“Voting Bonds” means the Outstanding Bonds less the Issuer's Bonds.

“Volume Weighted Average Price” means as described in Clause 14.15.

1.2    Construction
In this Bond Agreement, unless the context otherwise requires:

(a)	headings are for ease of reference only;

(b)	words denoting the singular number shall include the plural and vice versa;

(c)	references to Clauses are references to the Clauses of this Bond Agreement;

(d)	references to a time is a reference to Oslo time unless otherwise stated herein;

(e)
references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law, including any determinations, rulings, judgments and other binding decisions relating to such provision or regulation;

(f)
references to “control” means the power to appoint a majority of the board of directors of the Issuer or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise; and

(g)
references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality).

2	The Bonds

2.1     Binding nature of the Bond Agreement

2.1.1
The Bondholders are, through their subscription, purchase or other transfer of Bonds bound by the terms of the Bond Agreement and other Finance Documents, as authority to the Bond Trustee to finalize and execute the Bond Agreement on the Bondholders behalf is set out in the subscription documents, term sheet, sales documents or in any other way, and while all Bond transfers are subject to the terms of this Bond Agreement and all Bond transferees are, in taking transfer of Bonds, deemed to have accepted the terms of the Bond Agreement and the other Finance Documents and will automatically become parties to the Bond Agreement upon completed transfer having been registered, without any further action required to be taken or formalities to be complied with, see also Clause 21.1.

2.1.2
The Bond Agreement is available to anyone and may be obtained from the Bond Trustee or the Issuer. The Issuer shall ensure that the Bond Agreement is available to the general public throughout the entire term of the Bonds.

2.2    The Bonds

2.2.1	The Issuer has resolved to issue a series of Bonds in the amount of USD 250,000,000.

The Bonds will be in denominations of USD 100,000 each and rank pari passu between themselves.

The Bond Issue will be described as “3.75 per cent Golar LNG Limited Secured Convertible Bond Issue 2012/2017”.

The International Securities Identification Number (ISIN) of the Bond Issue will be NO 0010637846.

The tenor of the Bonds is from and including the Issue Date to the Maturity Date.

2.3	Purpose and utilization

2.3.1	The net proceeds of the Bonds shall be employed for growth capital expenditure, repayment of short term facilities and general corporate purposes.

3	Listing

3.1     The Issuer is under no obligations to list the Bonds on an Exchange, but shall have the right to list the Bonds if it so desires.

3.2     If the Bonds are listed, the Issuer shall ensure that the Bonds remain listed until they have been discharged in full.

4	Registration in a Securities Register

4.1     The Bond Issue and the Bonds shall prior to disbursement be registered in the Securities Register according to the Securities Register Act and the conditions of the Securities Register.

4.2    The Issuer shall promptly arrange for notification to the Securities Register of any changes in the terms and conditions of this Bond Agreement. The Bond Trustee shall receive a copy of the notification.

4.3    The Issuer is responsible for the implementation of correct registration in the Securities Register. The registration may be executed by an agent for the Issuer provided that the agent is qualified according to relevant regulations.

5	Purchase and transfer of Bonds

5.1    Subject to the restrictions set forth in Clause 5.2 and any other restrictions that may be imposed on Bondholders by local laws to which a Bondholder may be subject (due e.g. to its nationality, its residency, its registered address, its place(s) for doing business), the Bonds are freely transferable and may be pledged as collateral security.

5.2    The Bonds (and the Shares issuable upon the conversion of the Bonds) have not been and will not be registered under the U.S. Securities Act, or under the securities laws of any state of the United States. Accordingly, the Bonds (and the Shares issuable upon the conversion of the Bonds) may not be offered, pledged, sold, resold, granted, delivered, allotted or otherwise transferred, as applicable, in the United States, except only in transactions that are exempt from, or in transactions not subject to, registration under the U.S. Securities Act and in compliance with any applicable state securities laws.

Each purchaser of the Bonds (and the Shares issuable upon the conversion of the Bonds), by participating in the offering described herein and as a condition to such participation will be deemed to have represented that it is not a "U.S. person" and is purchasing such Bonds (or the Shares issuable upon the conversion of the Bonds) in an "offshore transaction" (as such terms are defined in Regulation S) pursuant to Regulation S.
Each purchaser of the Bonds (and the Shares issuable upon the conversion of the Bonds), by participating in the offering described herein and as a condition to such participation, hereby agrees that for a period of forty (40) days following the settlement of the Bonds, it will not re-offer, resell, pledge or otherwise transfer any of such Bonds (or the Shares issuable upon the conversion of the Bonds) other than pursuant to (i) the provisions of Rule 903 or Rule 904 of Regulation S; (ii) the registration of the Bonds (and the Shares issuable upon the conversion of the Bonds) under the U.S. Securities Act; or (iii) an available exemption from the registration requirements of the U.S. Securities Act.
Because of the preceding restrictions, prospective investors are advised to consult legal counsel prior to making any resale, pledge or transfer of the Bonds (and the Shares issuable upon the conversion of the Bonds).

6	Conditions Precedent

6.1    Disbursement of the net proceeds of the Bonds to the Issuer will be subject to the Bond Trustee having received the following documents, in form and substance satisfactory to it, at least two Business Days prior to the Issue Date:

(a)	this Bond Agreement duly executed by all parties thereto;

(b)	certified copies of all necessary corporate resolutions to issue the Bonds and execute the Finance Documents;

(c)
a power of attorney from the Issuer to relevant individuals for their execution of the relevant Finance Documents, or extracts from the relevant register or similar documentation evidencing the individuals authorized to sign on behalf of the Issuer;

(d)	certified copies of (i) the Certificate of Incorporation or other similar official document for the Issuer, evidencing that it is validly existing and (ii) Articles of Association of the Issuer;

(e)	the latest Financial Statements and Quarterly Financial Report;

(f)	satisfactory evidence that a prospectus for the offering of the Bonds is not required according to the prospectus requirements in Bermuda or any other jurisdiction relevant for the Issuer;

(g)	to the extent necessary, any public authorisations required for the Bond Issue;

(h)	confirmation from the Paying Agent that the Bonds have been registered in the Securities Register;

(i)	written confirmation in accordance with Clause 7.3 (if required);

(j)	the agreement set forth in Clause 17.2, duly executed;

(k)
documentation on the granting of authority to the Bond Trustee as set out in Clause 2.1 and copies of any written documentation made public by the Issuer or the Managers in connection with the Bond Issue;

(l)
legal opinions in form and substance reasonably satisfactory to the Bond Trustee from Mello Jones in respect of Bermuda law, Seward & Kissel in respect of Marshall Islands, New York and US federal law, and Wiersholm, Mellbye & Bech, advokatfirma AS in respect of Norwegian law;

(m)	the Security Documents duly executed by all parties thereto, other than any control agreement constituting a condition subsequent pursuant to the terms of any Security Document; and

(n)	any written documentation made public in connection with the Bonds;

6.2    The Bond Trustee may, in its reasonable opinion, waive the deadline or requirements for documentation as set forth in Clause 6.1.

6.3    Disbursement of the net proceeds from the Bonds is subject to the Bond Trustee's written notice to the Issuer, the Managers and the Paying Agent that the documents have been controlled and that the required conditions precedent are fulfilled.

6.4    On the Issue Date, subject to receipt of confirmation from the Bond Trustee pursuant to Clause 6.3, the Managers shall make the net proceeds from the Bond Issue available to the Issuer.

7	Representations and Warranties
7.1    The Issuer represents and warrants to the Bond Trustee (on behalf of the Bondholders) that:

(a)	Status
The Issuer is a limited liability company, duly incorporated and validly existing under the law of the jurisdiction in which it is registered, and has the power to own its assets and carry on its business as it is being conducted.

(b)	Power and authority
The Issuer has the power to enter into and perform, and has taken all necessary corporate action to authorise its entry into, performance and delivery of this Bond Agreement and any other Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(c)	Valid, binding and enforceable obligations, perfection and priority of security interests
This Bond Agreement and any other Finance Document constitute (or will constitute, when executed by the respective parties thereto) legal, valid and binding obligations of such parties, enforceable in accordance with their terms, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against the Issuer and for any Security Interest created, or to be created, by any Security Documents to constitute a valid, perfected and enforceable Security Interest in accordance with the terms and conditions of such Security Document. Each Security Interest created by any Security Document constitutes a valid and perfected first priority Encumbrance in the collateral described in such Security Document save, in respect of priority, as provided for therein.

(d)	Non-conflict with other obligations
The entry into and performance by the Issuer of the Bond Agreement and any other Finance Document to which it is a party and the transactions contemplated thereby do not and will not conflict with (i) any present law or regulation or present judicial or official order; (ii) its articles of association, by-laws or other constitutional documents; or (iii) any document or agreement which is binding on the Issuer or any of its assets.

(e)	No Event of Default
No Event of Default exists, and no other circumstances exist which constitute or (with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition, or any combination of the foregoing) would constitute a default under any document which is binding on the Issuer or any of its assets, and which may have a Material Adverse Effect.

(f)	Authorizations and consents
All authorisations, consents, licenses or approvals of any governmental authorities required for the Issuer in connection with the execution, performance, validity or enforceability of this Bond Agreement or any other Finance Document, and the transactions contemplated thereby, have been obtained and are valid and in full force and effect. All authorisations, consents, licenses or approvals of any governmental authorities required for the Issuer to carry on its business as presently conducted and as contemplated by this Bond Agreement, have been obtained and are in full force and effect save where the failure to do so could not reasonably be expected to have a Material Adverse Effect

(g)	Litigation
No litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency is pending or, to the best of the Issuer's knowledge, threatened which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

(h)	Financial Statements
The audited most recently Financial Statements and Quarterly Financial Reports of the Group fairly and accurately represent the assets and liabilities and financial condition as at their respective dates, and have been prepared in accordance with GAAP, consistently applied from one year to another.

(i)    No undisclosed liabilities
As of the date of the Financial Statements, the Issuer had no material liabilities, direct or indirect, actual or contingent, and there were no material anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Financial Statements or in the notes thereto.

(j)	No Material Adverse Effect
Since the date of the latest available Financial Statements, there has been no change in the business, assets or financial condition of the Issuer that is likely to have a Material Adverse Effect except as may have been publicly announced by the Issuer in accordance with the rules of the Oslo Stock Exchange or Nasdaq (as applicable).

(k)	No misleading information
All documents and information which have been provided to the subscribers or the Bond Trustee in connection with this Bond Issue represent the latest available financial information concerning the Group and, except as publicly announced by the Borrower in accordance with the rules of the Oslo Stock Exchange or Nasdaq (as applicable), there has been no change in the Group's financial position which could have a Material Adverse Effect.

(l)	Environmental compliance
The Issuer and each Group Company is in compliance with any relevant applicable environmental law or regulation and no circumstances have occurred which would prevent such compliance in a manner which has or is likely to have a Material Adverse Effect.

(m)	Intellectual property
There are, to the best of the Issuers' knowledge, no third party claims (a) threatening for any infringement of the Group's patents, trademarks, service marks, designs, business names, copyrights, design rights, inventions, confidential information and other intellectual property rights and interests (whether registered or unregistered), or (b) in respect of the benefit of all applications and rights to use such assets, in each case which could have a Material Adverse Effect

(n)	No withholdings
The Issuer is not required to make any deduction or withholding from any payment which it may become obliged to make to the Bond Trustee (on behalf of the Bondholders) or the Bondholders under this Bond Agreement.

(o)	Pari passu ranking
The Issuer's payment obligations under this Bond Agreement or any other Finance Document to which it is a party rank at least pari passu with the claims of its other unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(p)	Encumbrances
No Encumbrances exist over any of the present assets of any Group Company in conflict with this Bond Agreement.

7.2    The representations and warranties set out in Clause 7.1 are made on the execution date of this Bond Agreement, and shall be deemed to be repeated on the Issue Date.

7.3    The Bond Trustee may prior to disbursement require a written statement from the Issuer confirming compliance with Clause 7.1.

7.4    In the event of misrepresentation, the Issuer shall indemnify the Bond Trustee for any economic losses suffered, both prior to the disbursement of the Bonds, and during the term of the Bonds, as a result of its reliance on the representations and warranties provided by such Issuer herein.

8	Status of the Bonds and security

8.1    The Bonds shall be senior debt of the Issuer. The Bonds shall rank at least pari passu with all other obligations of the Issuer (save for such claims which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application) and shall rank ahead of subordinated debt.

8.2    The Bonds, including accrued but unpaid interest and expenses, shall be secured by the Security Interests.

9	Interest

9.1    The Issuer shall pay interest on the face value of the Bonds from, and including, the Issue Date at a fixed rate of 3,75 per cent per annum (the “Fixed Rate”).

9.2    Interest payments shall be made in arrears on the Interest Payment Dates each year, the first Interest Payment Date being 7 June 2012.

9.3    The relevant interest payable amount shall be calculated based on a period from, and including, one Interest Payment Date to, but excluding, the next following applicable Interest Payment Date.

9.4    The day count fraction in respect of the calculation of the payable interest amount shall be “30/360”, which means that the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-days months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)).

9.5    The payable interest amount per Bond for a relevant calculation period shall be calculated as follows:
Interest    =    Face        x    Fixed        x    Fixed Rate
Amount        Value            Rate            Day Count Fraction

10	Maturity of the Bonds and Redemption

10.1    Maturity
The Bonds shall mature in full on the Maturity Date, and shall be repaid at par (100%) by the Issuer.

10.2    The Issuer may, at any time during the term of the Bonds, provided that 90 per cent. or more of the Bonds issued on the Disbursement Date shall have been redeemed or purchased and cancelled, call the Outstanding Bonds (the “Call Option”) at its par value plus accrued interest.

Should the Issuer exercise the Call Option, the Bond Trustee and the Bondholders must be informed of this (the Bondholders in writing via the Securities Register) not more than forty (40) nor less than twenty (20) Business Days before the date of redemption.
For the avoidance of doubt, each Bondholder may within the Exercise Period elect to exercise its Conversion Right after having received the Issuer's Call Option notice.
10.3    If a Change of Control Event has occurred, each Bondholder shall at any time in the Change of Control Conversion Period be entitled, at its option, to:

i.	require early redemption of its Bonds at 100% of their par value plus accrued interest; or

ii.
    convert its Bonds at the Change of Control Conversion Price, which shall be calculated as set out below, but in each case adjusted, if appropriate, under the provisions of clauses 14 and 15 (provided that no adjustment to the Conversion Price will be made in respect of such Change of Control Event other than pursuant to this Clause 10.3 in respect of exercise of the Conversion Right in the Change of Control Conversion Period):

COCCP=[RP X (N-n)] + [(OCP x n)]
     N
where:

COCCP	is the Change of Control Conversion Price;
RP	is the Reference Price (adjusted pro rata for any adjustments to the Conversion Price pursuant to Clause 14);
OCP	is the current Conversion Price on the relevant Conversion Date;
N	is the number of days from (and including) the Issue Date to (but excluding) the Maturity Date; and
n	is the number of days from (and including) the Issue Date to (but excluding) the date of the Change of Control Event.

To exercise either such option, a Bondholder must, via its Account Manager, notify the Paying Agent within the Change of Control Conversion Period. For the avoidance of doubt, the aforesaid is an option exercisable at the sole discretion of each Bondholder, and each Bondholder may elect not to exercise such option and to continue to hold its Bonds.
In the event of an early redemption pursuant to this Clause 10.3, settlement shall be three (3) Business Days after the Paying Agent has received such request.
In the event of conversion pursuant to this Clause 10.3, the Issuer shall as soon as possible, but in no event later than on the Change of Control Conversion Date, issue to and in the names of the relevant Bondholder the number of Shares which are necessary in order to fulfil the Issuer's obligations to issue new Shares to the relevant Bondholder pursuant to its Conversion Rights.
The number of Shares required to be issued shall be determined by dividing the principal amount of the Bonds by the Change of Control Conversion Price in effect on the relevant Conversion Date.
The terms and conditions set out in clauses 13 -15 shall (to the extent applicable) apply for any conversion of Bonds to Shares according to this Clause 10.3.

10.4    Share Settlement Option
Notwithstanding any provisions of this Clause 10, the Issuer may elect to satisfy its obligation to redeem the Bonds pursuant to Clause 10.1 hereof by exercising its option (the “Share Settlement Option”) with respect to all, but not some only, of the Bonds to be redeemed on the Maturity Date, provided that on such due date for redemption the Shares are listed on Nasdaq and no Event of Default shall have occurred.

To exercise its Share Settlement Option, the Issuer shall give a notice to such effect (the “Share Settlement Option Notice”) to the Bond Trustee and to the Bondholders (in the case of the Bondholders, in writing via the Securities Register). The Share Settlement Option Notice shall be given not more than 60 nor less than 30 calendar days prior to the Maturity Date.

Where the Issuer shall have exercised the Share Settlement Option, the Issuer shall, in lieu of redeeming the Bonds in cash, effect redemption in respect of the Bonds by:

(a)
issuing or transferring and delivering to the relevant Bondholder such number of Shares as is determined by dividing the aggregate principal amount of such Bondholder's Bonds by the Conversion Price in effect on the Valuation Date;

(b)
making payment to the relevant Bondholder of an amount (the “Cash Amount”) equal to the amount (if any) by which the aggregate principal amount of such Bonds exceeds the product of the Current Value of a Share on the Valuation Date and the whole number of Shares deliverable to such Bondholder in accordance with (a) above in respect of such Bonds; and

(c)	making or procuring payment to the relevant Bondholder in cash of any accrued and unpaid interest in respect of such Bonds up to the Maturity Date.

The Cash Amount is payable to the relevant Bondholders on the Maturity Date.

“Valuation Date” means the date falling three Dealing Days prior to the Maturity Date.

Fractions of Shares will not be issued or transferred or delivered pursuant to this Clause 10.4 and no cash payment will be made in lieu thereof.

Shares to be delivered in the manner contemplated in this Clause 10.4 (other than pursuant Clause 10.5 below) upon exercise of the Share Settlement Option are referred to as “Redemption Settlement Shares”.

If the Issuer does not give a Share Settlement Option Notice in the manner and by the time set out in this Clause 10.4, or if, having given a Share Settlement Option Notice, the Shares shall cease to be listed on Nasdaq or trading in the Shares on Nasdaq is suspended or an Event of Default shall have occurred, the Bonds shall be redeemed for cash in accordance with the provisions of Clause 10.1, as the case may be (and any Share Settlement Option Notice shall be annulled).

When used in this Clause 10.4, the “Current Value” in respect of a Share on the Valuation Date shall mean 99 % of the average of the Volume Weighted Average Price of the Shares for the fifteen consecutive Dealing Days ending on the Valuation Date, translated (if not in USD) into USD at the spot rate of exchange prevailing at the close of business on each such Dealing Day provided that if on any such dealing Day the Volume Weighted Average Price of a Share is based on a price cum-Dividend or cum-any other entitlement in circumstances where the Redemption Settlement Shares will not entitle the relevant Bondholders to rank for and be entitled to the relevant Dividend or other entitlement, then such price shall be decreased by an amount equal to the Fair Market Value of such Dividend or entitlement per Share as at the date of first public announcement of such Dividend or entitlement (or if that is not a Dealing Day, the immediately preceding Dealing Day).

If the Issuer elects to exercise the Share Settlement Option with respect to the Bonds, the following provisions shall apply:

(a)
Shares to be issued or transferred and delivered as contemplated by this Clause 10.4 shall be deemed to be issued or transferred and delivered as of the relevant due date for redemption or, in the case of any Additional Redemption Settlement Shares, as of the relevant Share Settlement Reference Date. The Issuer shall, no later than 15 Business Days after the Valuation Date, register the new Shares on the Relevant Stock Exchange and in the Securities Register.

(b)
A Bondholder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on the relevant Redemption Settlement Shares (other than any taxes and capital, stamp, issue and registration duties payable in Norway, the United States or Bermuda arising on conversion and on the issue and delivery of Shares, which shall be paid by the Issuer) and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or interest thereon in connection with such redemption.

(c)
The Redemption Settlement Shares will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant due date for redemption or, in the case of Additional Redemption Shares, on the relevant Share Settlement Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares or, as the case may be, Additional Redemption Shares will not rank for any rights, distributions or payments the record date (or other due date for the establishment of entitlement) for which falls prior to the relevant due date for redemption or, as the case may be, the relevant Share Settlement Reference Date.

10.5    If the Valuation Date in relation to the conversion of any Bond shall be after the record date in respect of any consolidation or sub-division as is mentioned in Clause 14.1, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Clause 14.2, 14.3, 14.4, 14.5 or 14.6, or after any such issue or grant as is mentioned in Clause 14.6 and 14.7, but before the relevant adjustment becomes effective under Clause 14 (such adjustment, a “Share Settlement Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the relevant Bondholder, such additional number of Shares (if any) (the “Additional Redemption Settlement Shares”) as, together with the Shares issued or to be transferred and delivered on redemption of the relevant Bond, is equal to the number of Shares which would have been required to be issued or delivered on redemption of such Bond if the relevant adjustment (more particularly referred to in the said provisions of Clause 15) to the Conversion Price had been made and become effective immediately prior to the relevant Valuation Date. Additional Redemption Settlement Shares will be delivered to Bondholders not later than 10 Business Days following the date the relevant Share Settlement Retroactive Adjustment becomes effective (the “Share Settlement Reference Date”).

10.6    A "Put Event" shall occur on the Put Determination Date unless on or prior to such date (i) a control agreement has been entered into in favour of the Bond Trustee to ensure that, in the reasonable opinion of the Bond Trustee, the pledge under the Security Documents is effected and has first priority (subject to any Encumbrance in favour of the relevant custodian permitted pursuant to the terms of such Security Documents) and (ii) the Issuer has given notice thereof to the Bond Trustee and to the Bondholders. If a Put Event shall occur, each Bondholder shall at any time in the Put Event Period be entitled, at its option, to require early redemption of its Bonds at the Put Event Amount, plus accrued interest:

“Put Determination Date” means the 180th calendar day following the Issue Date.
“Put Event Amount” means in respect of any Bond, the higher of:

(a)	102.5% of the principle amount of such Bond; and

(b)	the Adjusted Quoted Price
“Put Event Date” means the Dealing Day immediately following the Put Determination Date
“Put Event Period” means the period commencing on the Put Event Date and ending thirty (30) Dealing Days following such date
“Adjusted Quoted Price” means the sum of A and B, where:

(a)	A is the simple arithmetic average of the Bond Price minus Parity calculated for each of the three consecutive Dealing Days ending on the Dealing Day immediately preceding the Put Event Date; and

(b)	B is the simple arithmetic average of Parity for each of the 15 consecutive Dealing Days (the “Parity Calculation

Period”) commencing on the Dealing Days immediately following the Put Event Date.

“Bond Price” in respect of a Bond on a particular Dealing Day means the average of the closing Bond prices quoted by the two leading dealers selected by the Issuer and approved by the Bond Trustee, provided that if only one of the selected dealers provides such quotation, the Bond Price shall be such quotation and provided that if none of the selected dealers provides a quotation, the Bond Price shall be determined, in good faith, by an Independent Financial Adviser.
“Parity” in respect of a Bond on a particular Dealing Day means the product of (i) the Volume Weighted Average Price of a Share on that Dealing Day and (ii) the principal amount of the Bond divided by the then prevailing Conversion Price in effect or such Dealing Day (rounded if necessary to 4 decimal places, with 0.00005 being rounded down), provided that (I) for the purposes of “A” in the definition of “Adjusted Quoted Price”, if on any such Dealing Day the Shares shall have been quoted cum-Dividend or cum- any other entitlement, the Volume Weighted Average Price on such Dealing Day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend or entitlement (or, if that is not a Dealing Day, the immediately preceding Dealing Day); and (II) for the purposes of “B” in the definition of “Adjusted Quoted Price”, if on any such Dealing Day the Shares shall have been quoted ex-Dividend or ex-any other entitlement, then the Volume Weighted Average Price on such Dealing Day shall be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Share as at the date of the first public announcement of such Dividend or entitlement (or, if that is not a Dealing Day, the immediately preceding Dealing Day).
To exercise such option, a Bondholder must, via its Account Manager, notify the Paying Agent within the Put Event Period. For the avoidance of doubt, the aforesaid is an option exercisable at the sole discretion of each Bondholder and each Bondholder may elect not to exercise such option and to continue to hold its Bonds.
In the event of an early redemption pursuant to this Clause 10.6, settlement shall be the tenth Business Days following the last day of the Party Calculation Period.

11	Payments

11.1    Payment mechanics

11.1.1
The Issuer shall pay all amounts due to the Bondholders under the Bonds and this Bond Agreement by crediting the bank account nominated by each Bondholder in connection with its securities account in the Securities Register.

11.1.2
Payment shall be considered to have been made once the amount has been credited to the bank which holds the bank account nominated by the Bondholder in question, but if the paying bank and the receiving bank are the same, payment shall be considered to have been made once the amount has been credited to the bank account nominated by the Bondholder in question, see however Clause 11.2.

11.2    Currency

11.2.1
Each Bondholder has to provide the Paying Agent (either directly or through its Account Manager) with specific payment instructions, including foreign exchange bank account details. Depending on the currency exchange settlement agreements between the Bondholders' bank and the Paying Agent, cash settlement may be delayed, in which case no default interest or other penalty shall accrue for the amount of the Issuer.

11.2.2
Except as otherwise expressly provided, all amounts payable under this Bond Agreement and any other Finance Document shall be payable in the same currency as the Bonds are denominated in. If, however, the Bondholder has not given instruction as set out in Clause 11.2.1, within 5 Business Days prior to a Payment Date, the cash settlement will be credited to the bank account registered with the Bondholders account in the Securities Register.

11.2.3	Amounts payable in respect of costs, expenses, taxes and other liabilities shall be payable in the currency in which they are incurred.

11.3    Set-off and counterclaims

11.3.1	The Issuer may not apply or perform any counterclaims or set-off against any payment obligations pursuant to this Bond Agreement or any other Finance Document.

11.4    Interest in the event of late payment

11.4.1
In the event that payment of interest or principal is not made on the relevant Payment Date, the unpaid amount shall bear interest from the Payment Date at an interest rate equivalent to the interest rate according to Clause 9 plus 5.00 percentage points.

11.4.2	The interest charged under this Clause 11.4 shall be added to the defaulted amount on each respective Interest Payment Date relating thereto until the defaulted amount has been repaid in full.

11.4.3	The unpaid amounts shall bear interest as stated above until payment is made, whether or not the Bonds are declared to be in default pursuant to Clause 18.1.1, cf. Clauses 18.2 - 18.4.

11.5    Irregular payments
In case of irregular payments, the Bond Trustee may instruct the Issuer or Bondholders of other payment mechanisms than described in Clause 11.1 or 11.2 above. The Bond Trustee may also obtain payment information regarding Bondholders' accounts from the Securities Register or Account Managers.

11.6    Taxation
All payments by the Issuer in respect of the Bonds will be made subject to any withholding or deduction required to be made by law on account of taxation, and the Issuer shall not be required to pay any additional or further amounts to Bondholders in respect thereof.

12	Issuer's acquisition of Bonds
The Issuer has the right to acquire and own Bonds ("Issuer's Bonds"). The Issuer's Bonds may at the Issuer's discretion be retained by the Issuer, sold or cancelled.

13	Conversion terms

13.1    Each Bondholder may exercise one or more of his Conversion Right(s) at the Conversion Price at any time during the Exercise Period provided that notification thereof is given pursuant to Clause 13.4.

Conversion Rights may not be exercised (i) following the giving of notice by the Bond Trustee pursuant to Clause 18.3 or (ii) in respect of a Bond which the relevant Bondholder has exercised its right to require the Issuer to redeem pursuant to the terms set forth in this Bond Agreement.
13.2    The Conversion Right cannot be separated from the Bond.

13.3    The number of Shares to be issued on exercise of a Conversion Right shall be determined by dividing the principal amount of the relevant Bond or Bonds by the Conversion Price in effect on the relevant Conversion Date. The Conversion Price shall be subject to adjustment pursuant to Clauses 14 and 15.

13.4    In order to exercise a Conversion Right, the Bondholder shall deliver to the Paying Agent (via its Account Manager) a duly completed, irrevocable and signed exercise notice. Request for conversion takes place by the Bondholder notifying his Account Manager of the number of Bonds which shall be converted. The Account Manager will then promptly forward the request to the Issuer (via the Paying Agent).

13.5    Conversion will be effected by a set-off of the total nominal value of the Bonds to be converted against the issuing of the whole number of Shares resulting from dividing the total nominal value of the Bonds to be converted by the Conversion Price. Any excess amount beyond the whole number of Shares converted by the Bonds shall fall to the Issuer and accordingly fractions of Shares will not be issued or transferred upon exercise of a Conversion Right and no cash payment will be made in lieu thereof. Where Conversion Rights are exercised by a Bondholder in respect of more than one Bond, the number of Shares to be issued will be determined on the basis of the aggregate principal amount of such Bonds.

The Issuer shall pay all (if any) taxes and capital, stamp, issue and registration duties payable in Norway, the United States or Bermuda arising on conversion and on the issue and delivery of Shares upon conversion.
Interest accrued since the last Interest Payment Date but not due on a Conversion Date or Change of Control Conversion Date, shall not be paid in cash nor kind to the Bondholders, but shall accrue to the Issuer unless the Conversion Date or Change of control Conversion Date shall fall on a Payment Date and/or the Maturity Date, then interest due shall be paid to the relevant Bondholder.

13.6    The Issuer shall (if relevant via the Paying Agent) on or with effect from the Conversion Date (i) carry the conversion into effect by issuing the relevant number of new Shares, (ii) ensure the due registration of the new Shares in the relevant register (at the account of the converting Bondholder) and listing of the new Shares on the Relevant Stock Exchange (and shall deliver any such documents and do any acts necessary in relation thereto), and (iii) ensure that the Outstanding Bonds shall be written down.

13.7    Shares issued upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the Shares in issue on the relevant Conversion Date or Change of Control Conversion Date or, in the case of Additional Shares, on the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares or, as the case may be, Additional Shares will not rank for any rights, distributions or payments where the record date (or other due date for the establishment of entitlement) for such rights, distributions or payments falls prior to the relevant Conversion Date or Change of Control Conversion Date or, as the case may be, the relevant Reference Date.

13.8
In the event the Paying Agent receives an exercise notice from any Bondholder for exercise of its Conversion Right(s) in accordance with Clause 13.4, the Issuer may in its sole discretion elect to settle, in whole or in part, its obligation to issue Shares by making payment of the Cash Settlement Amount (the “Cash Settlement Option”) on the following terms and conditions:

13.8.1
in order to exercise the Cash Settlement Option, the Issuer shall deliver to the Paying Agent a duly completed, irrevocable and signed exercise notice within five (5) Business Days after the Paying Agent has received an exercise notice for the Conversion Right(s);

13.8.2
the "Cash Settlement Amount" shall be calculated as the product of (i) the number of Shares deliverable by the Issuer in accordance with the exercised Conversion Right(s), or such lesser number of Shares in the event of a partial exercise of the Cash Settlement Option, based on the Conversion Price in effect on the relevant Conversion Date (including any Additional Shares determined in accordance with Clause 14.12), and (ii) the arithmetic average of the Volume Weighted Average Price of a Share for the fifteen (15) consecutive Dealing Days (the “VWAP Period”) commencing three (3) Dealing Days after the date the Issuer has notified the Paying Agent that it will exercise its Cash Settlement Option in respect of the relevant exercise of Conversion Right(s) (or, in the case of any additional Shares, commencing on the relevant Reference Date), provided that if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and on any Dealing Day in the VWAP Period the Volume Weighted Average Price is based on a price ex-Dividend or other entitlement, then the Volume Weighted Average Price for such Dealing Day shall be increased by Dividend or other entitlement per Share as at the date of first public announcement of such Dividend or entitlement (or, if that is not a Dealing Day, the immediately preceding Dealing Day); and

13.8.3	the Cash Settlement Amount is due and payable to the relevant Bondholders on the 3rd Business Day following the end of the VWAP Period.

14	Adjustment of the Conversion Price
Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:
14.1    If and whenever there shall be a consolidation or subdivision of the Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation or subdivision by the following fraction:

A
B
where:

A	is the aggregate number of Shares in issue immediately before such consolidation or subdivision, as the case may be; and
B	is the aggregate number of Shares in issue immediately after, and as a result of, such consolidation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation or subdivision, as the case may be, takes effect.
14.2    If and whenever the Issuer shall issue any Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Shares issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate nominal amount of the Shares in issue immediately before such issue; and
B	is the aggregate nominal amount of the Shares in issue immediately after such issue.
Such adjustment shall become effective on the date of issue of such Shares.
14.3    If and whenever the Issuer shall pay or make any Dividend to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend by the following fraction:

A - B
A
where:

A
is the Current Market Price of one Share on the first date on which the Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase of Shares or any receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, on which such Shares are purchased or, in the case of a Spin-Off, is the mean of the Volume Weighted Average Prices of a Share for the five consecutive Dealing Days ending on the Dealing Day immediately preceding the first date on which the Shares are traded ex- the relevant Spin-Off; and

B
is the portion of the Fair Market Value, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Shares entitled to receive the relevant Dividend (or, in the case of a purchase of Shares or any receipts or certificates representing shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately prior to such purchase), of the Dividend attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase of Shares or any receipts or certificates representing Shares, on the date such purchase is made or, in the case of a Spin-Off, the first date on which the Shares are traded ex- the relevant Spin-Off.
For the purposes of the above, the Fair Market Value of a Cash Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the first date on which the Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange, and in the case of a Non-Cash Dividend, the Fair Market Value of the relevant Dividend shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets.
“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.
“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

14.4    If and whenever the Issuer shall issue Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase any Shares or any Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing Securities so issued) in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the Dealing Day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C
where:

A	is the number of Shares in issue on the Effective Date;
B
is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and

C
is the number of Shares issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.4, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.
14.5    If and whenever the Issuer shall issue any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase any Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date the following fraction:

A - B
A
where:

A	is the Current Market Price of one Share on the Effective Date; and
B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Share.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.5, the first date on which the Shares are traded ex- the relevant Securities on the Relevant Stock Exchange.
14.6    If and whenever the Issuer shall issue (otherwise than as mentioned in Clause 14.4 above) wholly for cash or for no consideration any Shares (other than Shares issued on conversion of the Bonds or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Shares) or issue or grant (otherwise than as mentioned in Clause 14.4 above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shares (other than the Bonds), in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

where:

A	is the number of Shares in issue immediately before the issue of such Shares or the grant of such options, warrants or rights;
B
is the number of Shares which the aggregate consideration (if any) receivable for the issue of such Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C
is the number of Shares to be issued pursuant to such issue of such Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.6, the date of issue of such Shares or, as the case may be, the grant of such options, warrants or rights.
14.7    If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in Clause 14.4, 14.5 or 14.6 above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds), which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A + B
A + C
where:

A
is the number of Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

B
is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Share; and

C
is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this Clause 14.7 the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this Clause 14.7, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.7, the date of issue of such Securities or, as the case may be, the grant of such rights.

14.8    If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Bonds) as are mentioned in Clause 14.7 above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:
A + B
A + C
where:

A
is the number of Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Shares so issued, purchased or acquired);

B
is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C
is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this Clause 14.8 or Clause 14.7 above.

Provided that if at the time of such modification (as used in this Clause 14.8 the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this Clause 14.8, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.8, the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.
14.9    If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Clause 14.2, 14.3, 14.4, 14.6 or 14.7 or Clause 10.4 (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant Dealing Day) or under Clause 14.5) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

A - B
A
where:

A	is the Current Market Price of one Share on the Effective Date; and
B	is the Fair Market Value on the Effective Date of the relevant offer attributable to one Share.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this Clause 14.9, the first date on which the Shares are traded ex-rights on the Relevant Stock Exchange.

14.10    Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Clause 14 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Bond Trustee, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result.

14.11    For the purpose of any calculation of the consideration receivable or price pursuant to clauses 14.4, 14.6, 14.7 and 14.8, the following provisions shall apply:

14.11.1	the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash;

14.11.2
(x) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

14.11.3
if the consideration or price determined pursuant to 14.11.1 or 14.11.2 above (or any component thereof) shall be expressed in a currency other than US dollars it shall be converted into US dollars at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the relevant Effective Date; and

14.11.4
in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or Securities or otherwise in connection therewith.

14.12    Subject to Clause 13.8.2, if the Conversion Date in relation to the conversion of any Bond shall be after any consolidation or sub-division as is mentioned in Clause 14.1, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in clauses 14.2, 14.3, 14.4, 14.5 or 14.9, or after any such issue or grant as is mentioned in Clause 14.6 and 14.7, in any case in circumstances where the relevant Conversion Date falls before the relevant adjustment becomes effective under Clause 14 (such adjustment, a “Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or delivered to the converting Bondholder, such additional number of Shares (if any) (the “Additional Shares”) as, together with the Shares issued or to be issued or delivered on conversion of the relevant Bond (together with any fraction of a Share not so issued), is equal to the number of Shares which would have been required to be issued or delivered on conversion of such Bond if the relevant adjustment (more particularly referred to in the said provisions of Clause 14) to the Conversion Price had in fact been made and become effective immediately prior to the relevant Conversion Date. Additional Shares will be delivered to Bondholders not later than 10 Business Days following the date the relevant Retroactive Adjustment becomes effective (the “Reference Date”).

14.13    No adjustment will be made to the Conversion Price where Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person, in any such case pursuant to any employees' share or option scheme.

14.14    On any adjustment, the resultant Conversion Price, if not an integral multiple of USD 0.0001, shall be rounded down to the nearest whole multiple of USD 0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders and the Bond Trustee promptly after the determination thereof.
The Conversion Price shall not in any event be reduced to below the nominal value of the Shares and the Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value.
14.15    “Current Market Price” means, in respect of a Share at a particular date, the average of the Volume Weighted Average Price of a Share for the five consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

14.15.1
if the Shares to be issued or transferred do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Effective Date relating to such Dividend (or entitlement); or

14.15.2
if the Shares to be issued or transferred do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Effective Date relating to such Dividend (or entitlement), and provided further that, if on each of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of the first public announcement of such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of a Share is not available on one or more of the said five Dealing Days, then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.
“Dealing Day” means a day on which the Relevant Stock Exchange is open for business, (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time).
“Dividend” means any dividend or any form of distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)
where a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of the Dividend in cash, then for the purposes of this definition the Dividend in question shall be treated as a Cash Dividend of the greater of (i) such cash amount and (ii) the Fair Market Value (on the date of the first public announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined), of such Shares or other property or assets;

(b)	any issue of Shares falling within Clause 14.2 shall be disregarded;

(c)
a purchase or redemption or buy back of share capital of the Issuer by the Issuer or any Subsidiary of the Issuer shall not constitute a Dividend unless, in the case of purchases, redemptions or buy backs of Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases, redemptions or buy backs (translated, if not in US dollars, into US dollars at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available), exceeds by more than 5 per cent. the average of the closing prices of the Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five Dealing Days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Shares at some future date at a specified price, on the five Dealing Days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Dividend in US dollars to the extent that the aggregate price paid (before expenses) in respect of such Shares purchased by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into US dollars as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Shares determined as aforesaid and (ii) the number of Shares so purchased; and

(d)
if the Issuer or any of its Subsidiaries shall purchase any receipts or certificates representing Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a Cash Dividend paid or to be paid shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such Securities or Spin-Off Securities, options, warrants or other rights are publicly traded); and (iv) in the case of (i) converted into US dollars (if declared or paid in a currency other than US dollars) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in US dollars; and in any other case, converted into US dollars (if expressed in a currency other than Norwegian Kroner) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).
“Independent Financial Adviser” means an independent investment bank of international repute appointed by the Issuer and approved in writing by the Bond Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Bond Trustee) and the Bond Trustee is indemnified and/or secured as to costs to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Bond Trustee following notification to the Issuer.
“Relevant Stock Exchange” means Nasdaq or, if at the relevant time, the Shares are not at that time listed and admitted to trading on Nasdaq, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.
“Securities” means any securities including, without limitation, Shares, or options, warrants or other rights to subscribe for or purchase or acquire Shares.
“Spin-Off” means:

(e)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(f)
any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class, pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.
“Volume Weighted Average Price” means, in respect of a Share, Security or, as the case may be, a Spin-Off Security on any Dealing Day, the volume-weighted average price of a Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Share) from Bloomberg page VAP or (in the case of a Security or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such Dealing Day, provided that if on any such Dealing Day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share, Security or a Spin-Off Security, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined.
References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.
In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.
14.16    If changes are made in the share capital other than those mentioned above, which are unfavourable to the Bondholders compared to the Shareholders, the Bond Trustee and the Issuer shall agree on a new Conversion Price. This also applies to other transactions, which are unfavourable to the Bondholders compared to the Shareholders.

15	Merger and de-merger
15.1    In the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Issuer, the Issuer will take such steps as shall be required by the Bond Trustee (including the execution of an agreement supplemental to or amending the Bond Agreement) to ensure that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be converted into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental agreement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in Clause 14. The above will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers.

15.2    The provisions in this Clause 15 have no limitation on the creditor's right of objection to the merger or de-merger.

16	Covenants

16.1    General

16.1.1	The Issuer has undertaken the covenants in this Clause 16 to the Bond Trustee (on behalf of the Bondholders), as further stated below.

16.1.2
The covenants in this Clause 16 shall remain in force from the date of this Bond Agreement and until such time that no amounts are outstanding under this Bond Agreement and any other Finance Document, unless the Bond Trustee (or the Bondholders Meeting, as the case may be), has agreed in writing to waive any covenant, and then only to the extent of such waiver, and on the terms and conditions set forth in such waiver.

16.2    Information Covenants

16.2.1	The Issuer shall

(a)	without being requested to do so, immediately inform the Bond Trustee of any Event of Default as well as of any event or circumstance which may lead to an Event of Default;

(b)	without being requested to do so, inform the Bond Trustee of any other event which may have a Material Adverse Effect;

(c)	without being requested to do so, inform the Bond Trustee if the Issuer intends to sell or dispose of all or a substantial part of its assets or operations, or change the nature of its business;

(d)
without being requested to do so, produce Financial Statements annually and Quarterly Financial Report quarterly and make them available on its website in the English language (alternatively by sending them to the Bond Trustee) as soon as they become available, and not later than 180 days after the end of the financial year and 60 days after the end of the second quarter (or, if quarterly reporting, the end of the relevant quarter);

(e)	at the request of the Bond Trustee, report the balance of the Issuer's Bonds;

(f)
without being requested to do so, send the Bond Trustee copies of any creditors' notifications of the Issuer, including but not limited to mergers, de-mergers and reduction of the Issuer's share capital or equity;

(g)	without being requested to do so, send a copy to the Bond Trustee of its notices to the Exchange (if listed) which are of relevance for the Issuer's liabilities pursuant to this Bond Agreement;

(h)	within a reasonable time, provide such other information about the Issuer's financial condition as the Bond Trustee may reasonably request; and

(i)
following the occurrence of a Change of Control Event, immediately after the Issuer becomes aware of it, notify the Bondholders (via the Securities Register), the Bond Trustee and (if listed) the Exchange thereof. The notice shall specify (i) the applicable Change of Control Conversion Price and early redemption price, (ii) the Bondholders' entitlement to exercise their Conversion Rights or to exercise their right to require redemption of the Bonds, (iii) the Change of Control Conversion Period and (iv) details concerning the Change of Control Event.

16.2.2
The Issuer shall at the request of the Bond Trustee provide the documents and information necessary to maintain the listing and quotation of the Bonds on the Exchange (if listed) and to otherwise enable the Bond Trustee to carry out its rights and duties pursuant to this Bond Agreement and the other Finance Documents, as well as applicable laws and regulations.

16.2.3
The Issuer shall in connection with the issue of its Financial Statements and Quarterly Financial Reports under Clause 16.2.1. (d), confirm to the Bond Trustee in writing the Issuer's compliance with the covenants in Clause 16. Such confirmation shall be undertaken in a compliance certificate, substantially in the format set out in Attachment 1 hereto, signed by the Chief Executive Officer or Chief Financial Officer of the Issuer. In the event of non-compliance, the compliance certificate shall describe the non-compliance, the reasons therefore as well as the steps which the Issuer has taken and will take in order to rectify the non-compliance.

16.3    During the term of the Bonds, the Issuer shall (unless the Bond Trustee or the Bondholders' meeting (as the case may be) in writing has agreed to otherwise) comply with the following general covenants:

(a)	not cease to carry on its business,

(b)	not, and ensure that no Material Subsidiary, shall:

(i)	sell or dispose of all or a substantial part of its assets or operations;

(ii)	change the nature of its business; or

(iii)	merge, demerge or in any other way restructure its business;

in a manner which is likely to have a Material Adverse Effect,

16.4    Corporate and operational matters

(a) Arm's length transactions
All transactions entered into by any Group company (except between the Issuer and its wholly-owned Subsidiaries or between such Subsidiaries) shall be on commercial terms.

(b)    Corporate status
The Issuer shall not change its type of organization or jurisdiction of organization.

(c)	Compliance with laws
The Issuer shall (and shall ensure that all Group Companies shall) carry on its business in accordance with sound business practices in all material aspects and comply in all material respects with all laws and regulations it or they may be subject to from time to time (including any environmental laws and regulations).

(d)	Litigations
The Issuer shall, promptly upon becoming aware of them, send the Bond Trustee such relevant details as the Bond Trustee may reasonably request of any:

(i)	material litigations, arbitrations or administrative proceedings which have been or might be started by or against any Group Company; and

(ii)	other events which have occurred or might occur
and which may have a Material Adverse Effect.

(e)	Listing of shares
During the term of the Bonds, the Issuer shall ensure that all Shares issued upon exercise of the Conversion Right in respect of the Bonds shall be registered in the Securities Register on the Conversion Date and shall be listed on the Relevant Stock Exchange as soon as practicable thereafter, and the Issuer shall do any and all acts necessary to accomplish the registration of the Shares on the Relevant Stock Exchange and in the Securities Register.

During the term of the Bonds, the Issuer shall use its best endeavours to ensure that the Shares shall remain listed on the Relevant Stock Exchange.

16.5     Negative Pledge

During the term of the Bonds, the Issuer will not, and will ensure that none of its Material Subsidiaries will create, or have outstanding, any Encumbrance, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure:

(i)    any Relevant Indebtedness, or

(ii)    any guarantee or indemnity in respect of any Relevant Indebtedness,

without at the same time or prior thereto according to the Bonds either (a) the same security as is created or subsisting to secure any such Relevant Indebtedness as referred to in item (i) of this Clause 16.5 or any such guarantee or indemnity as referred to in item (ii) of this Clause 16.5 for such Relevant Indebtedness or (b) such other security as either (a) the Bond Trustee shall in its absolute discretion deem not materially less beneficial to the interest of the Bondholders or (b) shall be approved by a Bondholders' Meeting.

16.6    Avoid reduction of Conversion Price to fall below par value
During the term of the Bonds, the Issuer shall not take any action, and shall procure that no action is taken, that would result in a reduction of the Conversion Price such that Shares would fall to be issued at a discount to their par value.

16.7    Preservation of Security Interests
The Issuer shall not (and shall ensure that no Group Companies shall) take any actions that may cause the value of any Security Interest to be reduced, and shall at the request of the Bond Trustee execute, or cause to be executed, such further documentation and perform such other acts as the Bond Trustee may reasonably required in order for the Security Interests to remain valid, enforceable by and perfected in favour of the Bond Trustee for the account of the Bond Trustee and the Bondholders and having first priority (or such other priority as provided for in the Security Documents).

16.8    Minimum ownership
The Issuer shall not permit (a) its aggregate partnership interests in Golar LNG Partners LP to be less than 30.00% of the total partnership interests therein, or (b) its aggregate membership interests in Golar GP LLC, the general partner of Golar LNG Partners LP, to be less than 66.67% of the total membership interests therein.

17	Fees and expenses

17.1    The Issuer shall cover all its own expenses in connection with this Bond Agreement and fulfilment of its obligations under this Bond Agreement, including preparation of this Bond Agreement, preparation of the Finance Documents and any registration or notifications relating thereto, listing of the Bonds on the Exchange (if applicable), and the registration and administration of the Bonds in the Securities Register.

17.2    The expenses and fees payable to the Bond Trustee (and/or the Security Agent, as the case may be) shall be paid by the Issuer and are set forth in a separate agreement between the Issuer and the Bond Trustee. Fees and expenses payable to the Bond Trustee which, due to the Issuer's insolvency or similar, are not reimbursed in any other way may be covered by making an equivalent reduction in the payments to the Bondholders.

17.3    The Issuer shall cover all public fees in connection with the Bonds and the Finance Documents. Any public fees levied on the trade of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise provided by law or regulation, and the Issuer is not responsible for reimbursing any such fees.

17.4    In addition to the fee due to the Bond Trustee pursuant to Clause 17.2 and normal expenses pursuant to Clauses 17.1 and 17.3, the Issuer shall, on demand, cover extraordinary expenses incurred by the Bond Trustee in connection with the Bonds, as determined in a separate agreement between the Issuer and the Bond Trustee.

18	Events of Default

18.1    The Bonds may be declared by the Bond Trustee to be in default upon occurrence of any of the following events (which shall be referred to as an “Event of Default”) if:

18.1.1	Non-payment
The Issuer fails to fulfil any payment obligation due under this Bond Agreement or any Finance Document when due, unless payment in full is made within five (5) Business Days following the original due date.

18.1.2	Breach of other obligations
The Issuer fails to duly perform any other covenant or obligation pursuant to this Bond Agreement or any of the Finance Documents, unless such failure is remedied within fourteen (14) days after notice thereof is given to the Issuer by the Bond Trustee.

18.1.3	Cross acceleration
Any of the following occurs in respect of the Issuer or any other member of the Group (excluding Golar LNG Partners LP) (after the expiry of any applicable grace period and/or waiver period):

(a)	any of its Financial Indebtedness is not paid when due;

(b)	any of its Financial Indebtedness:

(i)	becomes prematurely due and payable; or

(ii)	is placed on demand;
in each case, as a result of the occurrence of an event of default (howsoever described); or

(c)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of the occurrence of an event of default or any provision having a similar effect (however described), unless the aggregate amount of all such Financial Indebtedness falling within all or any of paragraphs (a) to (c) above is less than USD 25,000,000 or its equivalent.

18.1.4	Misrepresentations
Any representation, warranty or statement made under this Bond Agreement or in connection therewith is or proves to have been incorrect, inaccurate or misleading in any material respect when made or deemed to have been made.

18.1.5	Insolvency
The Issuer or a Material Subsidiary becomes subject to:

(i)
the suspension of payments, a moratorium of any indebtedness, insolvency or insolvency proceedings, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than (in the case of a Material Subsidiary) solvent liquidation or reorganisation,

(ii)	a composition, compromise, assignment or arrangement with any creditor, having a Material Adverse Effect,

(iii)	the appointment of a liquidator (other than (in the case of a Material Subsidiary) in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets, or

(iv)	enforcement of any security over any of its assets.

18.1.6	Creditors' process
The Issuer or a Material Subsidiary becomes subject to creditors' process or enforcement of a security interest effecting any asset(s) of the Group having an aggregate value of at least USD 20,000,000 (or its equivalent) and is not discharged within the statutory limit applicable in the jurisdiction where such attachment, distress or execution was commenced (or, if no such period is provided for, 35 (thirty-five) days.

18.1.7	Dissolution, appointment of liquidator or analogous proceedings
The Issuer or a Material Subsidiary is resolved to be dissolved or a liquidator, administrator or the like is appointed or requested to be appointed in respect of the Issuer or any Material Subsidiary (other than (in the case of a Material Subsidiary) in respect of a solvent liquidator).

18.1.8	Impossibility or illegality
It is or becomes impossible or unlawful for the Issuer to fulfil or perform any of the terms of the Finance Documents to which it is a party.

18.1.9	Litigation
There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against the Issuer or any member of the Group (excluding Golar LNG Partners LP) which might, if adversely determined, in the reasonable opinion of the Bond Trustee, after consultations with the Issuer, be likely to have a Material Adverse Effect.

18.1.10	Material adverse change
Any other event or series of events occurs which, in the reasonable opinion of the Bond Trustee, after consultation with the Issuer, is likely to have a material adverse effect on the ability of the Issuer to satisfy its obligations hereunder.

18.2    In the event that one or more of the circumstances mentioned in Clause 18.1 occurs and is continuing, the Bond Trustee can, in order to protect the interests of the Bondholders, declare that a default has occurred.

18.3    In the event that one or more of the circumstances mentioned in Clause 18.1 occurs and is continuing, the Bond Trustee shall declare that a default has occurred if:

(i)
the Bond Trustee receives a demand in writing with respect to the above from Bondholders representing at least 1/5 of the Voting Bonds, and the Bondholders' meeting has not decided on other solutions, or

(ii)	the Bondholders' meeting has decided to declare the Bonds in default.

18.4    In the event that one or more of the circumstances mentioned in Clause 18.1 occurs and is continuing, the Bond Trustee can, either in the relevant notice of default or at any time subsequent thereto while the relevant default continues, declare the entire Outstanding Bonds including accrued interest and expenses to be due for immediate payment. The Bond Trustee may at his discretion, on behalf of the Bondholders, take every measure necessary to recover the Bonds, and all other amounts outstanding under the Bond Agreement.

18.5    In the event that one or more of the circumstances mentioned in Clause 18.1 occurs and is continuing, the Bond Trustee shall, either in the relevant notice of default or at any time subsequent thereto while the relevant default continues, declare the entire Outstanding Bonds including accrued interest and costs to be in default and due for payment if:

(i)
the Bond Trustee receives a demand in writing with respect to the above from Bondholders representing at least 1/5 of the Voting Bonds, and the Bondholders' meeting has not decided on other solutions, or

(ii)	the Bondholders' meeting has decided to declare the Bonds due for payment.

18.6    In the case of either 18.4 or 18.5 above the Bond Trustee shall on behalf of the Bondholders take every measure necessary to recover the Outstanding Bonds. The Bond Trustee can request satisfactory security for anticipated expenses from those Bondholders who requested that the declaration of default be made pursuant to sub Clause 18.5. (i) above and/or those who voted in favour of the decision pursuant to sub Clause 18.5. (ii) above.

18.7    In the event that the Bond Trustee pursuant to the terms of clauses 18.4 or 18.5 declares the Bonds to be in default and due for payment, the Bond Trustee shall immediately deliver to the Issuer a notice demanding payment of interest and principal due to the Bondholders under the Bonds including accrued interest and interest on overdue amounts and, in the case of the Issuer, expenses.

19	Bondholders' meeting

19.1    Authority of the Bondholders' meeting

19.1.1
The Bondholders' Meeting represents the supreme authority of the Bondholders community in all matters relating to the Bonds. If a resolution by or an approval of the Bondholders is required, such resolution shall be passed at a Bondholders' Meeting. Resolutions passed at Bondholders' Meetings shall be binding upon and prevail for all the Bonds.

19.2    Procedural rules for Bondholders' meetings

19.2.1	A Bondholders' Meeting shall be held at the request of:

(a)	the Issuer,

(b)	Bondholders representing at least 1/10 of Voting Bonds,

(c)	the Exchange, if the Bonds are listed, or

(d)	the Bond Trustee.

19.2.2	The Bondholders' Meeting shall be summoned by the Bond Trustee. A request for a Bondholders' Meeting shall be made in writing to the Bond Trustee, and shall clearly state the matters to be discussed.

19.2.3	If the Bond Trustee has not summoned a Bondholders' Meeting within 10 - ten - Business Days after having received such a request, then the requesting party may summons the Bondholders' Meeting itself.

19.2.4
Summons to a Bondholders Meeting shall be dispatched no later than 10 - ten - Business Days prior to the Bondholders' Meeting. The summons and a confirmation of each Bondholder's holdings of Bonds shall be sent to all Bondholders registered in the Securities Register at the time of distribution. The summons shall also be sent to the Exchange for publication.

19.2.5
The summons shall specify the agenda of the Bondholders' Meeting. The Bond Trustee may in the summons also set forth other matters on the agenda than those requested. If amendments to this Bond Agreement have been proposed, the main content of the proposal shall be stated in the summons.

19.2.6	The Bond Trustee may restrict the Issuer to make any changes of Voting Bonds in the period from distribution of the summons until the Bondholders' Meeting, by serving notice to it to such effect.

19.2.7	Matters that have not been reported to the Bondholders in accordance with the procedural rules for summoning of a Bondholders' Meeting may only be adopted with the approval of all Voting Bonds.

19.2.8
The Bondholders' Meeting shall be held in premises designated by the Bond Trustee. The Bondholders' Meeting shall be opened and shall, unless otherwise decided by the Bondholders' Meeting, be chaired by the Bond Trustee. If the Bond Trustee is not present, the Bondholders' Meeting shall be opened by a Bondholder, and be chaired by a representative elected by the Bondholders' Meeting.

19.2.9
Minutes of the Bondholders' Meeting shall be kept. The minutes shall state the number of Bondholders represented at the Bondholders' Meeting, the resolutions passed at the meeting, and the result of the voting. The minutes shall be signed by the chairman and at least one other person elected by the Bondholders' Meeting. The minutes shall be deposited with the Bond Trustee and shall be available to the Bondholders.

19.2.10
The Bondholders, the Bond Trustee and - provided the Bonds are listed - representatives of the Exchange, have the right to attend the Bondholders' Meeting. The chairman may grant access to the meeting to other parties, unless the Bondholders' Meeting decides otherwise. Bondholders may attend by a representative holding proxy. Bondholders have the right to be assisted by an advisor. In case of dispute the chairman shall decide who may attend the Bondholders' Meeting and vote for the Bonds.

19.2.11
Representatives of the Issuer have the right to attend the Bondholders' Meeting. The Bondholders' Meeting may resolve that the Issuer's representatives may not participate in particular matters. The Issuer has the right to be present under the voting.

19.3    Resolutions passed at Bondholders' meetings

19.3.1	At the Bondholders' Meeting each Bondholder may cast one vote for each Voting Bond owned at close of business on the day prior to the date of the Bondholders' Meeting in accordance with the records registered in the Securities Register. Whoever opens the Bondholders' Meeting shall adjudicate any question concerning which Bonds shall count as the Issuer's Bonds. The Issuer's Bonds shall not have any voting rights.

19.3.2
In all matters, the Issuer, the Bond Trustee and any Bondholder have the right to demand vote by ballot. In case of parity of votes, the chairman shall have the deciding vote, regardless of the chairman being a Bondholder or not.

19.3.3
In order to form a quorum, at least half (1/2) of the Voting Bonds must be represented at the meeting, see however Clause 19.4. Even if less than half (1/2) of the Voting Bonds are represented, the Bondholders' Meeting shall be held and voting completed.

19.3.4	Resolutions shall be passed by simple majority of the Voting Bonds represented at the Bondholders' Meeting, unless otherwise set forth in Clause 19.3.5.

19.3.5	In the following matters, a majority of at least 2/3 of the Voting Bonds represented at the Bondholders' Meeting is required:

(a)	amendment of the terms of this Bond Agreement regarding the interest rate, the tenor, redemption price and other terms and conditions affecting the cash flow of the Bonds;

(b)	transfer of rights and obligations of this Bond Agreement to another issuer (Issuer), or

(c)	change of Bond Trustee.

19.3.6	The Bondholders' Meeting may not adopt resolutions which may give certain Bondholders or others an unreasonable advantage at the expense of other Bondholders.

19.3.7	The Bond Trustee shall ensure that resolutions passed at the Bondholders' Meeting are properly implemented.

19.3.8	The Issuer, the Bondholders and the Exchange shall be notified of resolutions passed at the Bondholders' Meeting.

19.4    Repeated Bondholders' meeting

19.4.1.
If the Bondholders' Meeting does not form a quorum pursuant to Clause 19.3.3, a repeated Bondholders' Meeting may be summoned to vote on the same matters. The attendance and the voting result of the first Bondholders' Meeting shall be specified in the summons for the repeated Bondholders' Meeting.

19.4.2	When a matter is tabled for discussion at a repeated Bondholders' Meeting, a valid resolution may be passed even though less than half (1/2) of the Voting Bonds are represented.

20	The Bond Trustee

20.1    The role and authority of the Bond Trustee

20.1.1
The Bond Trustee shall monitor the compliance by the Issuer of its obligations under this Bond Agreement and applicable laws and regulations which are relevant to the terms of this Bond Agreement, including supervision of timely and correct payment of principal or interest, inform the Bondholders, the Paying Agent and the Exchange of relevant information which is obtained and received in its capacity as Bond Trustee (however, this shall not restrict the Bond Trustee from discussing matters of confidentiality with the Issuer), arrange Bondholders' Meetings, and make the decisions and implement the measures resolved pursuant to this Bond Agreement. The Bond Trustee is not obligated to assess the Issuer's financial situation beyond what is directly set forth in this Bond Agreement.

20.1.2
The Bond Trustee may take any step necessary to ensure the rights of the Bondholders in all matters pursuant to the terms of this Bond Agreement. The Bond Trustee may postpone taking action until such matter has been put forward to the Bondholders' Meeting.

20.1.3
Except as provided for in Clause 20.1.5 the Bond Trustee may reach decisions binding for all Bondholders concerning this Bond Agreement, including amendments to the Bond Agreement and waivers or modifications of certain provisions, which in the opinion of the Bond Trustee, do not have a material adverse effect on the rights or interests of the Bondholders pursuant to this Bond Agreement.

20.1.4
Except as provided for in Clause 20.1.5, the Bond Trustee may reach decisions binding for all Bondholders in circumstances other than those mentioned in Clause 17.1.3 provided prior notification has been made to the Bondholders. Such notice shall contain a proposal of the amendment and the Bond Trustee's evaluation. Further, such notification shall state that the Bond Trustee may not reach a decision binding for all Bondholders in the event that any Bondholder submit a written protest against the proposal within a deadline set by the Bond Trustee. Such deadline may not be less than five (5) Business Days following the dispatch of such notification.

20.1.5	The Bond Trustee may not reach decisions pursuant to Clauses 12.1.3 or 20.1.4 for matters set forth in Clause 19.3.5 except to rectify obvious incorrectness, vagueness or incompleteness.

20.1.6	The Bond Trustee may not adopt resolutions which may give certain Bondholders or others an unreasonable advantage at the expense of other Bondholders.

20.1.7	The Issuer, the Bondholders and the Exchange shall be notified of decisions made by the Bond Trustee pursuant to Clause 20.1 unless such notice obviously is unnecessary.

20.1.8	The Bondholders' Meeting can decide to replace the Bond Trustee without the Issuer's approval, as provided for in Clause 19.3.5.

20.2    Liability and indemnity

20.2.1
The Bond Trustee is liable only for direct losses incurred by Bondholders or the Issuer as a result of negligence or wilful misconduct by the Bond Trustee in performing its functions and duties as set forth in this Bond Agreement. The Bond Trustee is not liable for the content of information provided to the Bondholders on behalf of the Issuer.

20.2.2
The Issuer is liable for, and shall indemnify the Bond Trustee fully in respect of, all losses, expenses and liabilities incurred by the Bond Trustee as a result of negligence by the Issuer (including its directors, management, officers, employees, agents and representatives) to fulfil its obligations under the terms of this Bond Agreement and any other Finance Documents, including losses incurred by the Bond Trustee as a result of the Bond Trustee's actions based on misrepresentations made by the Issuer in connection with the establishment and performance of this Bond Agreement and the other Finance Documents.

20.3    Change of Bond Trustee

20.3.1
Change of Bond Trustee shall be carried out pursuant to the procedures set forth in Clause 19. The Bond Trustee shall continue to carry out its duties as bond trustee until such time that a new Bond Trustee is elected.

20.3.2
The fees and expenses of a new bond trustee shall be covered by the Issuer pursuant to the terms set out in Clause 17, but may be recovered wholly or partially from the Bond Trustee if the change is due to a breach by the Bond Trustee of its duties pursuant to the terms of this Bond Agreement or other circumstances for which the Bond Trustee is liable.

20.3.3
The Bond Trustee undertakes to co-operate so that the new bond trustee receives without undue delay following the Bondholders' Meeting the documentation and information necessary to perform the functions as set forth under the terms of this Bond Agreement.

20.4    Appointment of Security Agent

20.4.1	The Bond Trustee may act as Security Agent or may appoint a bank or other institution to act as Security Agent for the Bond Issue.

The main functions of the Security Agent may include holding Security Interests on behalf of the Bond Trustee and the Bondholders and monitoring compliance by the Issuer and other relevant parties of their respective obligations under this Bond Agreement and/or the Security Documents with respect to the Security Interests.

Before the appointment of a Security Agent other than the Bond Trustee, the Issuer shall be given the opportunity to state its views on the proposed Security Agent, but the final decision as to appointment shall lie exclusively with the Bond Trustee.

20.4.2
The functions, rights and obligations of the Security Agent may be determined by a Securities Agent agreement to be entered into between the Bond Trustee and the Security Agent, which the Bond Trustee shall have the right to require any Obligor and any other parties to any Security Document to sign as a party, or, at the discretion of the Bond Trustee, to acknowledge.

Any changes to this Bond Agreement necessary or appropriate in connection with the appointment of a Security Agent shall be documented in an amendment to this Bond Agreement, signed by the Bond Trustee.

20.4.3
If so desired by the Bond Trustee and the Security Agent, any or all of the Security Documents shall be amended, assigned or re-issued, so that the Security Agent is the holder of the relevant Security Interest (on behalf of the Bond Trustee and the Bondholders). The costs incurred in connection with such amendment, assignment or re-issue shall be for the account of the Issuer.

21	Miscellaneous

21.1    The community of Bondholders

21.1.1
By virtue of holding Bonds, which are governed by this Bond Agreement (which pursuant to Clause 2.1.1 is binding upon all Bondholders), a community exists between the Bondholders, implying, inter alia, that

(a)	the Bondholders are bound by the terms of this Bond Agreement,

(b)	the Bond Trustee has power and authority to act on behalf of the Bondholders,

(c)	the Bond Trustee has, in order to administrate the terms of this Bond Agreement, access to the Securities Register to review ownership of Bonds registered in the Securities Register,

(d)	this Bond Agreement establishes a community between Bondholders meaning that;

(i)	the Bonds rank pari passu between each other,

(ii)
the Bondholders may not, based on this Bond Agreement, act directly towards the Issuer and may not themselves institute legal proceedings against the Issuer, however not restricting the Bondholders to exercise their individual rights derived from the Bond Agreement.

(iii)	the Issuer may not, based on this Bond Agreement, act directly towards the Bondholders,

(iv)	the Bondholders may not cancel the Bondholders' community, and that

(v)	the individual Bondholder may not resign from the Bondholders' community.

21.2    Limitation of claims
All claims under the Bonds and this Bond Agreement for payment, including interest and principal, shall be subject to the time-bar provisions of the Norwegian Limitation Act of May 18, 1979 No. 18.

21.3    Access to information

21.3.1
The Bond Agreement is available to anyone and copies may be obtained from the Bond Trustee or the Issuer. The Issuer shall ensure that a copy of the Bond Agreement is available to the general public until all the Bonds have been fully discharged.

21.3.2
The Bond Trustee shall, in order to carry out its functions and obligations under the Bond Agreement, have access to the Securities Register for the purposes of reviewing ownership of the Bonds registered in the Securities Register.

21.4    Amendments
All amendments of this Bond Agreement shall be made in writing, and shall unless otherwise provided for by this Bond Agreement, only be made with the approval of all parties hereto.

21.5    Notices, contact information

21.5.1
Written notices, warnings, summons etc to the Bondholders made by the Bond Trustee shall be sent via the Securities Register with a copy to the Issuer and the Exchange. Information to the Bondholders may also be published at the web site www.stamdata.no.

21.5.2	The Issuer's written notifications to the Bondholders shall be sent via the Bond Trustee, alternatively through the Securities Register with a copy to the Bond Trustee and the Exchange.

21.5.3
Unless otherwise specifically provided, all notices or other communications under or in connection with this Bond Agreement between the Bond Trustee and the Issuer shall be given or made in writing, by letter, or telefax. Any such notice or communication addressed shall be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party;

(b)	if by telefax, when received.

However, a notice given in accordance with the above but received on a day which is not a business day in the place of receipt, or after 3:00 p.m. on such a business day, shall only be deemed to be given at 9:00 a.m. on the next business day in that place.

21.5.4	The Issuer and the Bond Trustee shall ensure that the other party is kept informed of changes in postal address, e-mail address, telephone and fax numbers and contact persons

21.6    Dispute resolution and legal venue
This Bond Agreement and all disputes arising out of, or in connection with this Bond Agreement between the Bond Trustee, the Bondholders and the Issuer, shall be governed by Norwegian law.

All disputes arising out of, or in connection with this Bond Agreement between the Bond Trustee, the Bondholders and the Issuer, shall be exclusively resolved by the courts of Norway, with the District Court of Oslo as sole legal venue.

This Clause 21.6 is for the benefit of the Bond Trustee only. As a result, the Bond Trustee shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Bond Trustee may take concurrent proceedings in any number of jurisdictions.

*****

This Bond Agreement has been executed in two originals, of which the Issuer and the Bond Trustee retain one each.

Issuer /s/ Brian Tienzo By: Brian Tienzo Position: Attorney-in-fact	Bond Trustee …………………………………………….. By: Position:

Attachment 1

COMPLIANCE CERTIFICATE

Norsk Tillitsmann ASA
P.O. Box 1470 Vika
N-0116 Oslo
Norway

Fax:    + 47 22 87 94 10
E-mail:    mail@trustee.no

[date]

Dear Sirs,

3.75 PER CENT GOLAR LNG LIMITED SECURED CONVERTIBLE BOND ISSUE 2012/2017- ISIN 0010637846

We refer to the Bond Agreement for the above mentioned Bond Issue made between Norsk Tillitsmann ASA as Bond Trustee on behalf of the Bondholders, and the undersigned as Issuer under which a Compliance Certificate shall be issued. This letter constitutes the Compliance Certificate for the period [PERIOD].

Capitalised words and expressions are used herein as defined in the Bond Agreement.

With reference to Clause 16.2.3 we hereby certify that:

1.
all information contained herein is true and accurate and there has been no change which would have a material adverse effect on the ability of the Issuer to satisfy its obligations under the Bond Agreement since the date of the last accounts or the last Compliance Certificate submitted to you; and

2.	the covenants set out in Clause 16 are satisfied.

Copies of our latest consolidated [annual audited/quarterly unaudited] accounts are enclosed.

Yours faithfully,

GOLAR LNG LIMITED

___________________
[Name of Chief Executive Officer or Chief Financial Officer]

Enclosure: [copy of any written documentation]